NEWS
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR ANNOUNCES 2ND QUARTER AND SIX MONTHS FINANCIAL RESULTS FOR FISCAL 2021

*	The 38th HMCA-managed MRI scanner recently became operational at the White Plains, New York scanning center.
*	The COVID-19 pandemic continues to be a hindrance to business. Total Revenues-Net decreased by 2% to $42.1 million for the six months ended December 31, 2020, versus corresponding six months one year earlier.
*	Net Income for the six months ended December 31, 2020 decreased 18% to $7.2 million, versus corresponding six months one year earlier.
*	Net Income for the quarter ended December 31, 2020 was $3.9 million, which was an increase of 21% over the preceding quarter ended September 30, 2020.
*	Cash and cash equivalents and short-term investments increased 10% to $40.6 million at December 31, 2020, versus the fiscal year ended June 30, 2020.
*	FONAR’s Book Value is $20.00 per common share.

MELVILLE, NEW YORK, February 16, 2021 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the fiscal 2021 2nd Quarter and Six Months period ended December 31, 2020. FONAR’s primary source of income and growth is attributable to its diagnostic imaging management subsidiary, Health Management Company of America (HMCA). In 2009, HMCA managed 9 MRI scanners. Currently, HMCA manages 38 MRI scanners.

Financial Results

Total Revenues-Net was $42.1 million for the six months ended December 31, 2020, as compared to $43.2 million for the corresponding six month-period ended December 31, 2019.

Total Revenues-Net for the quarter ended December 31, 2020 was $21.2 million as compared to $21.5 million for the quarter ended December 31, 2019. This also compares to $21.0 million for the preceding quarter ended September 30, 2020.

Income from Operations for the six months ended December 31, 2020 was $9.1 million as compared to $10.5 million for the corresponding six-month period ended December 31, 2019.

Income from Operations for the quarters ended December 31, 2020 and December 31, 2019 was $5.0 million. There was a 20% increase for the recent quarter as compared to $4.2 million for the preceding quarter ended September 30, 2020.

Net Income for the six months ended December 31, 2020 was $7.2 million as compared to $8.7 million for the corresponding six-month period ended December 31, 2019.

Net Income for the quarter ended December 31, 2020 was $3.9 million as compared to $4.2 million for the corresponding quarter ended December 31, 2019. There was a 22% increase for the recent quarter as compared to $3.3 million for the preceding quarter ended September 30, 2020.

Diluted Net Income per Common Share Available to Common Stockholders for the six months ended December 31, 2020 was $0.80 as compared to $0.92 for the corresponding six-month period ended December 31, 2019.

Diluted Net Income per Common Share Available to Common Stockholders for the quarters ended December 31, 2020 and December 31, 2019 was $0.44. There was a 22% increase for the recent quarter as compared to $0.36 for the preceding quarter ended September 30, 2020.

Selling, general & administrative expenses (SG&A) for the six months ended December 31, 2020 increased 27% to $10.7 million as compared to $8.5 million for the corresponding six months ended December 31, 2019. This increase was almost exclusively due to reserves of an incremental $3.9 million placed on service contracts and management fees and other receivables resulting from the COVID-19 pandemic. It is too early to know how much of these reserves will be recovered.

Selling, general & administrative expenses (SG&A) for the quarter ended December 31, 2020 increased 9% to $4.5 million, as compared to $4.2 million for the corresponding quarter ended December 31, 2019. This increase was almost exclusively due to reserves of an incremental $1.7 million placed on service contracts and management fees and other receivables resulting from the COVID-19 pandemic. It is too early to know how much of these reserves will be recovered.

Research and Development (R&D) expenses were $0.8 million for the six months ended December 31, 2020, as compared to $1.1 million for the corresponding six-month period ended December 31, 2019.

Research and Development (R&D) expenses for the quarter ended December 31, 2020 were $0.4 million as compared to $0.6 million for the quarter ended December 31, 2019.

Operating Cash Flow at December 31, 2020 decreased 6% to $9.6 million, compared with $10.2 million for the period ended December 31, 2019. For comparison, Operating Cash Flow for the year ended June 30, 2020 was $20.4 million, an increase of 5% versus $19.4 million for the previous fiscal year ended June 30, 2019.

Cash and cash equivalents and short term investments increased 10% to $40.6 million at December 31, 2020 versus $36.8 million at the fiscal year ended June 30, 2020.

Total Current Assets at December 31, 2020 were $101.6 million, as compared to $95.9 million at June 30, 2020.

Total Assets were $182.1 million at December 31, 2020 as compared to $180.3 million at June 30, 2020.

Total Current Liabilities were $16.9 million at December 31, 2020 as compared to $18.7 million at June 30, 2020.

Total Liabilities at December 31, 2020 was $50.3 million, as compared to $54.0 million at June 30, 2020.

The Total Assets / Total Liabilities ratio at December 31, 2020 was 3.6 as compared to 3.3 at June 30, 2020 .

Working Capital increased 10% to $84.7 million at December 31, 2020 versus $77.2 million at the fiscal year ended June 30, 2020.

Management Discussion

President and CEO, Timothy R. Damadian, said, “Although the COVID-19 pandemic has negatively impacted our management subsidiary, HMCA, since March of last year, we are steadily recovering.

The MRI scan volume in the quarter ending June 30, 2020 was 27,757, which was 38% lower than the scan volume in the prior quarter (45,123). The scan volume for the next quarter (the quarter ending on September 30, 2020) grew by 50% to 41,556. The scan volume for the quarter ending December 31, 2020 grew by another 7% to 44,493. In comparison to pre-pandemic scan volume a year ago (46,802 scans in the quarter ending December 31, 2019) we’re now 95% recovered. HMCA-managed facilities are located in Florida and New York. By the time both states return to normalcy, hopefully in fiscal 2021, I expect to be back to pre-pandemic scan volumes and once again on the path of steady growth.

“Prior to the pandemic,” continued Mr. Damadian, “we had planned to invest between $4 million and $6 million dollars at four (4) HMCA-managed MRI scanning centers in Fiscal 2020. We installed a second MRI scanner in the Ormond Beach, Florida facility in October, 2019, and the first MRI of what will be a two-MRI facility in Pembroke Pines, Florida in June, 2020. COVID-19 delayed the installation of a second MRI in the Islandia, New York facility until October 2020. The pandemic also delayed the installation of a second MRI in the Westchester County facility. However, I am pleased to report that it was recently installed and is currently operational in White Plains, New York, making it the 38th HMCA-managed MRI. While the execution of the plan took longer than expected, we are grateful to have all four MRIs already contributing to the growth of the company.

“With the installation of a second MRI in the White Plains facility, we now manage eleven (11) facilities with two or more MRI scanners – five (5) in New York and six (6) in Florida. Our vertical growth strategy of installing a second or even a third MRI at high-volume, high-patient-backlog facilities has been very successful. Naturally we focus on growing our remaining single-MRI facilities sites to the point where a second MRI is justified and feasible.

“As reported previously, we are planning to establish a de novo center in Bronx County, New York; we continue our search for promising locations currently underserved by FONAR’s Upright® MRI technology; and, as always, we seek to make acquisitions that would expand our existing networks of managed facilities.

Mr. Damadian concluded, “I remain grateful for the efforts of the non-controlling-interest group members of our management team. I’ve worked with them for many years. Their management skills, concern for the safety of patients and employees, and commitment to the success of FONAR and HMCA have enabled us to be profitable even in the midst of a pandemic that has been hampering our business for nearly a year.”

“Some more good news,” said Raymond V. Damadian, M.D., Chairman of the Board of FONAR Corporation, “is that the enormous appeal of the comfort and diagnostic strength that is offered by our UPRIGHT® Multi Position™ MRI, aka STAND-UP® MRI, has given the Company favorable word-of-mouth benefit. I am told by our executive team that many, or most, potential patients are already aware of this technology. So, when given the opportunity to choose, they select their MRI scans at an imaging center that features our UPRIGHT® Multi-Position™ MRI scanner.

“Physicians are also aware of the benefits of scanning the spine in the fully weight-loaded position,” continued Dr. Damadian. “Being scanned on the FONAR UPRIGHT® Multi-Position™ MRI gives them the advantage of being able to see the fully weight-loaded stress on the spine that occurs in their patient’s daily activities. Our management team spends a great deal of effort to assure that the need of the referring physician to visualize his patient’s spine in its FULL RANGE of FULLY WEIGHT-LOADED POSITIONS is a key provision. That it enables them to select the treatment that best addresses the patient's SPECIFIC physio-anatomic deficiency is our priority.

“I expect that the Company will have returned to its pre-pandemic levels of growth and profitability this year. We share the sorrow that the COVID-19 pandemic has wrought upon our society. Now with the vaccine, and other measures in place, we look forward to a rebounding economy and our own continued success.

Dr. Damadian concluded, “The Company continues its research of the imaging and quantifying of cerebrospinal fluid (CSF) flow as it circulates from the brain, down the spine and throughout the brain. We believe that this research will lead to a new understanding of the role of CSF physiology in the neurodegenerative diseases Multiple Sclerosis, Alzheimer’s, Parkinson’s, Amyotrophic Lateral Sclerosis (ALS) and childhood autism. In Fiscal 2021, the Company will continue with this valuable research made possible by the introduction of Fonar’s UPRIGHT® MRI imaging technology.”

About FONAR

FONAR, the Inventor of MR Scanning™, located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down, ”weightless-only” scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s primary source of income and growth is attributable to its wholly-owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA) www.hmca.com.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the cerebrospinal fluid (CSF) of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks. The Inventor of MR Scanning™, CSP™, Multi-Position™, UPRIGHT RADIOLOGY™, The Proof is in the Picture™, pMRI™, CSF Videography™ and Dynamic™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	December 31, 2020	June 30, 2020 *
Current Assets:
Cash and cash equivalents	$40,579	$36,802
Short term investments	32	32
Accounts receivable – net	4,171	4,313
Accounts receivable - related party	72	6
Medical receivable – net	16,373	16,172
Management and other fees receivable – net	29,808	27,438
Management and other fees receivable – related medical practices – net	7,262	6,896
Inventories	1,844	1,649
Costs and estimated earnings in excess of billings on uncompleted contracts	153	153
Income tax receivable	—	671
Prepaid expenses and other current assets	1,302	1,758
Total Current Assets	101,596	95,890

Accounts receivable	2,594	2,730
Deferred income tax asset	16,848	18,810
Property and equipment – net	21,683	21,364
Right-of-use Asset – operating lease	29,570	31,392
Right-of-use Asset – financing lease	1,226	1,326
Goodwill	3,985	3,985
Other intangible assets – net	4,014	4,109
Other assets	632	653
Total Assets	$182,148	$180,259

*Condensed from audited financial statements.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31, 2020	June 30, 2020 *
Current Liabilities:
Current portion of long-term debt and capital leases	$222	$108
Accounts payable	2,198	1,965
Other current liabilities	5,584	8,185
Unearned revenue on service contracts	4,029	4,105
Unearned revenue on service contracts – related party	55	—
Operating lease liability - current portion	3,403	3,370
Financing lease liability - current portion	200	75
Customer deposits	1,232	855

Total Current Liabilities	16,923	18,663

Long-Term Liabilities:
Unearned revenue on service contracts	2,528	2,656
Deferred income tax liability	234	234
Due to related medical practices	93	93
Operating lease liability – net of current portion	28,415	30,105
Financing lease liability – net of current portion	1,151	1,251
Long-term debt and capital leases, less current portion	780	865
Other liabilities	148	150

Total Long-Term Liabilities	33,349	35,354
Total Liabilities	50,272	54,017

*Condensed from audited financial statements.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY (Continued)

STOCKHOLDERS' EQUITY:	December 31, 2020	June 30, 2020 *
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at December 31, 2020 and June 30, 2020, 313 issued and outstanding at December 31, 2020 and June 30, 2020	$—	$—
Preferred stock $.001 par value; 567 shares authorized at December 31, 2020 and June 30, 2020, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at December 31, 2020 and June 30, 2020, 6,566 and 6,459 issued at December 31, 2020 and June 30, 2020, 6,554 and 6,447 outstanding at December 31, 2020and June 30, 2020	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at December 31, 2020 and June 30, 2020; .146 issued and outstanding at December 31, 2020 and June 30, 2020	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at December 31, 2020 and June 30, 2020, 383 issued and outstanding at December 31, 2020 and June 30, 2020	—	—
Paid-in capital in excess of par value	185,101	183,076
Accumulated deficit	(50,596)	(56,215)
Treasury stock, at cost - 12 shares of common stock at December 31, 2020 and June 30, 2020	(675)	(675)
Total Fonar Corporation’s Stockholders’ Equity	133,831	126,187
Noncontrolling interests	(1,955)	55
Total Stockholders' Equity	131,876	126,242
Total Liabilities and Stockholders' Equity	$182,148	$180,259

*Condensed from audited financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED DECEMBER 31,
REVENUES	2020	2019
Patient fee revenue – net of contractual allowances and discounts	$5,238	$5,996
Product sales – net	3	3
Service and repair fees – net	1,862	2,038
Service and repair fees - related parties – net	28	28
Management and other fees – net	11,340	10,996
Management and other fees - related medical practices – net	2,693	2,390
Total Revenues – Net	21,164	21,451
COSTS AND EXPENSES
Costs related to patient fee revenue	2,649	2,958
Costs related to product sales	192	120
Costs related to service and repair fees	608	772
Costs related to service and repair fees - related parties	9	10
Costs related to management and other fees	6,237	6,203
Costs related to management and other fees – related medical practices	1,522	1,621
Research and development	424	583
Selling, general and administrative	4,541	4,163
Total Costs and Expenses	16,182	16,430
Income From Operations	4,982	5,021
Interest Expense	(16)	(19)
Investment Income	75	139
Income Before Provision for Income Taxes and Noncontrolling Interests	5,041	5,141
Provision for Income Taxes	(1,113)	(932)
Net Income	3,928	4,209
Net Income - Noncontrolling Interests	(817)	(1,105)
Net Income – Attributable to FONAR	$3,111	$3,104
Net Income Available to Common Stockholders	$2,923	$2,914
Net Income Available to Class A Non-Voting Preferred Stockholders	$140	$142
Net Income Available to Class C Common Stockholders	$48	$48
Basic Net Income Per Common Share Available to Common Stockholders	$0.45	$0.45
Diluted Net Income Per Common Share Available to Common Stockholders	$0.44	$0.44
Basic and Diluted Income Per Share – Class C Common	$0.12	$0.13
Weighted Average Basic Shares Outstanding – Common Stockholders	6,465	6,447
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,593	6,575
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
REVENUES	2020	2019
Patient fee revenue – net of contractual allowances and discounts	$10,330	$12,041
Product sales – net	31	195
Service and repair fees – net	3,788	4,102
Service and repair fees - related parties – net	55	55
Management and other fees – net	22,554	22,024
Management and other fees - related medical practices – net	5,386	4,780
Total Revenues – Net	42,144	43,197
COSTS AND EXPENSES
Costs related to patient fee revenue	5,169	5,820
Costs related to product sales	325	450
Costs related to service and repair fees	1,234	1,522
Costs related to service and repair fees - related parties	18	20
Costs related to management and other fees	11,788	12,208
Costs related to management and other fees – related medical practices	2,950	3,157
Research and development	824	1,055
Selling, general and administrative	10,704	8,458
Total Costs and Expenses	33,012	32,690
Income From Operations	9,132	10,507
Other Expenses	(140)	—
Interest Expense	(38)	(40)
Investment Income	187	287
Income Before Provision for Income Taxes and Noncontrolling Interests	9,141	10,754
Provision for Income Taxes	(1,962)	(2,039)
Net Income	7,179	8,715
Net Income - Noncontrolling Interests	(1,560)	(2,313)
Net Income – Attributable to FONAR	$5,619	$6,402
Net Income Available to Common Stockholders	$5,281	$6,010
Net Income Available to Class A Non-Voting Preferred Stockholders	$252	$292
Net Income Available to Class C Common Stockholders	$86	$100
Basic Net Income Per Common Share Available to Common Stockholders	$0.82	$0.93
Diluted Net Income Per Common Share Available to Common Stockholders	$0.80	$0.92
Basic and Diluted Income Per Share – Class C Common	$0.23	$0.26
Weighted Average Basic Shares Outstanding – Common Stockholders	6,456	6,440
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,584	6,568
Weighted Average Basic and Diluted Shares Outstanding – Class C Common	383	383

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
	2020	2019
Cash Flows from Operating Activities:
Net income	$7,179	$8,715
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,009	2,003
Amortization on right-of-use assets	1,922	1,656
Provision(Recovery) for bad debts	2,825	(978)
Deferred income tax – net	1,962	1,816
Compensatory element of stock issuances	83	—
Stock issued for costs and expenses	1,941	1,990
Abandoned patents	1	—
(Increase) decrease in operating assets, net:
Accounts, medical and management fee receivable(s)	(5,549)	(4,300)
Notes receivable	25	11
Costs and estimated earnings in excess of billings on uncompleted contracts	—	372
Inventories	(195)	47
Income tax receivable	671	—
Prepaid expenses and other current assets	452	330
Other assets	(1)	(45)
Increase (decrease) in operating liabilities, net:
Accounts payable	233	(576)
Other current liabilities	(2,748)	430
Operating lease liabilities	(1,657)	(1,447)
Financing lease liabilities	24	—
Customer deposits	378	28
Billings in excess of costs and estimated earnings on uncompleted contracts	—	12
Other liabilities	(3)	123
Net cash provided by operating activities	9,552	10,187
Cash Flows from Investing Activities:
Purchases of property and equipment	(2,143)	(4,656)
Purchase of short term investment	—	(199)
Cost of patents	(90)	(62)
Net cash used in investing activities	(2,233)	(4,917)
Cash Flows from Financing Activities:
Repayment of borrowings and capital lease obligations	(35)	(24)
Proceeds from debt	63	—
Distributions to noncontrolling interests	(3,570)	(3,735)
Net cash used in financing activities	(3,542)	(3,759)
Net Increase in Cash and Cash Equivalents	3,777	1,511
Cash and Cash Equivalents - Beginning of Period	36,802	13,882
Cash and Cash Equivalents - End of Period	$40,579	$15,393